UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 3, 2011 (January 31, 2011)

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modifications to Rights of Security Holders.

The Company and certain investors entered into a Common Stock and Warrant Purchase Agreement Dated as of March 28, 2002, as amended (the “Purchase Agreement”).  The warrants acquired pursuant to the Purchase Agreement (the “Warrants”) and had an expiration date of August 21, 2010.  Beginning on August 20, 2010, the Company entered into a series of extensions to extend the expiration date of the warrants to January 31, 2011.   On January 31, 2011, the Company agreed to further extend the warrants to March 31, 2011. Currently, there are 601,410 warrants outstanding with an exercise price of $33.00 per share, after giving effect to the Company’s 1-12 reverse stock split completed on August 20, 2010.  The Warrants and Purchase Agreement were previously filed with the Company’s 8-K Reports filed on April 2, 2002 as Exhibit 10.1.  A form of the letter confirming the extension of the Warrants is included as Exhibit 4.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
4.1	Letter regarding extension of the March 28, 2002 Purchase Agreement Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: February 3, 2011	By: /s/ Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer

EVERGREEN ENERGY INC.
EXHIBIT INDEX

(d) Exhibits

Exhibit Number	Exhibit Title or Description
4.1	Letter regarding extension of the March 28, 2002 Purchase Agreement Warrants

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